                                                                                Supplement A-8

                                     National Grid (US) Partner 2 Limited
                                           Profit and loss reserve
                                 for the 5 month period ended March 31, 2002

                                                                                                    $m
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On incorporation at October 31, 2001 and at March 31, 2002                                                   -
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Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2002                                                      -

Adjustments to conform with US GAAP
   Equity in income of companies                                                                           0.4

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Retained earnings under US GAAP at March 31, 2002                                                          0.4
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*  Includes cumulative other comprehensive income of  $nil

The profit and loss reserve is prepared under UK GAAP.

                                    National Grid (US) Partner 2 Limited
                                           Profit and loss account
                                 for the 5 month period ended March 31, 2002

National Grid (US) Partner 2 Limited has not traded during the period. Consequently, under UK
GAAP no profit and loss account is presented.

Reconciliation of net profit to US GAAP
                                                                                               $m

Ner income under UK GAAP                                                                                    -

Adjustments to conform with US GAAP
                 Equity in income of companies                                                            0.4

-------------------------------------------------------------                       --------------------------
Net income under US GAAP                                                                                  0.4
-------------------------------------------------------------                       ==========================

                             National Grid (US) Partner 2 Limited
                                      Cash flow statement
                          for the 5 month period ended March 31, 2002

                                                                                      $m
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Acquisitions and disposals
                                                                                   -------------
                                                                                   -------------
Payments to acquire investments                                                         (116.7)
Receipts from disposal of investments                                                      71.4
                                                                                   -------------

                                                                                   -------------
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Net cash outflow for acquisitions and disposals                                         (45.3)

Financing
                                                                                   -------------
                                                                                   -------------
Issue of ordinary shares                                                                   45.3
                                                                                   -------------

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Net cash outflow from financing                                                          45.3

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                                                                                  -

Movement in cash and overdrafts                                                              -
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Summary cash flow statement under US GAAP

Net cash used in investing activities                                                    (45.3)
Net cash provided by financing activities                                                  45.3
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Movement in cash and cash equivalents                                                        -                                                                                                                                                 -
Cash and cash equivalents at beginning of year                                                -                                                                                                                                                 -
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Cash and cash equivalents at end of year                                                     -                                                                                                                                                 -
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The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP.

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UK - US GAAP CF Reconciliation
Recognition of intercompany creditor balance on NGIre 1 & 2 representing underpayment for net assets of NGHINc and tax debtor
Increase investing activities outflow and increase financing activities inflow
by $1.4                                                                                     1.4
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                               National Grid (US) Partner 2 Limited
                                           Balance sheet
                                         at March 31, 2002

                                                                                     $m
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Fixed assets
Investment                                                                                     45.8

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Net assets                                                                                     45.8

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Capital and reserves
Called up share capital                                                                           -
Share premium account                                                                          45.8

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Equity shareholders' funds                                                                     45.8

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Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                                       45.8

Adjustments to conform with US GAAP
                      Investments in subsidiaries, at equity                                    1.6
                      Recognition of intercompany balances                                    (1.4)

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Equity shareholders' funds under US GAAP                                                       46.0
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The balance sheet is prepared under UK GAAP.